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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


SUBSIDIARY                                                STATE OF INCORPORATION
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Sturgis Bank & Trust Company                              Michigan

Oakleaf Financial Services, Inc. (1)                      Michigan

Ludington Service Corporation (1)                         Michigan

First Michiana Development Corporation of Sturgis (1)     Michigan

Oak Mortgage, LLC (2)                                     Michigan





        (1) A subsidiary of Sturgis Bank & Trust Company
        (2) A subsidiary of Sturgis Bank & Trust Company (99%) and Oakleaf Financial Services, Inc. (1%)


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